Exhibit 1.1

SYNTHETIC FIXED-INCOME SECURITIES, INC.

TRUST CERTIFICATES,

SERIES [                   ]

UNDERWRITING AGREEMENT

__________ __, _____

First Union Securities, Inc.

One First Union Center
301 South College Street
Charlotte, North Carolina 28288-0630

Ladies and Gentlemen:

                       I.      Introduction. Synthetic Fixed-Income Securities, Inc., a Delaware corporation (the "Depositor"), proposes to sell to you (also referred to herein as the "Underwriter") [ ] (the "Certificates") issued by [ ]. The Certificates will be issued pursuant to the Base Corporate Trust Agreement dated as of _______ __, 200_ between the Depositor, as depositor, and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by Series Supplement, dated as of _____ __, 200_ (collectively, as amended and supplemented from time to time, the "Corporate Trust Agreement"). The property of the Trust will consist, initially, of the Underlying Assets, as defined in the Corporate Trust Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Corporate Trust Agreement.

                       2.      Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with you that:

                       (a)      The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-[ ] under the Act on such Form, including a related preliminary prospectus and prospectus supplement. The Depositor may have filed one or more amendments thereto, including the related preliminary prospectus, each of which amendments has previously been furnished to you. The Depositor will next file with the Commission either (i) a final prospectus in accordance with Rules 430A and 424(b)(1) or 424(b)(4) under the Act or (ii) a final prospectus in accordance with Rules 415 and 424(b)(2) or 424(b)(5) under the Act. As filed, such final prospectus shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined herein) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as defined herein) which has previously been furnished to you) as the Depositor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement (as defined herein) contains the undertaking specified by Item 512(a) of Regulation S-K, the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                       For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the “Registration Statement”, and the form of prospectus relating to the Certificates, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act or, if no filing pursuant to Rule 424(b) is required, as included in the Registration Statement at the Effective Date, is hereinafter referred to as the “Prospectus.” “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Preliminary Prospectus” shall mean the preliminary prospectus referred to in the preceding paragraph and the preliminary prospectus, if any, included in the Registration Statement which at the Effective Date omits Rule 430A Information. “Rule 430A Information” means information with respect to the Certificates and the offering of the Certificates permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. “Rule 415", “Rule 424", “Rule 430A” and “Regulation S-K” refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                       (b)      On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to

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the Depositor by you specifically for use in connection with preparation of the Registration Statement or the Prospectus (or any supplement thereto). As of the Closing Date, the Depositor’s representations and warranties in the Corporate Trust Agreement will be true and correct.

                       (c)      This Agreement has been duly authorized, executed and delivered by the Depositor.

                       (d)      The assignment and delivery of the Underlying Assets to the Trust as of the Closing Date will vest in the Trust all the right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, except as permitted by the Corporate Trust Agreement.

                       3.      Purchase, Sale and Delivery of the Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to you, and you agree to purchase from the Depositor, the Certificates at [ ]% of the Certificate Principal Balance thereof. Delivery of and payment for the Certificates shall be made at the office of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, on or about _____ __, 200_, or such other date as the parties may agree (the “Closing Date”). Delivery of the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of CEDE & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

                       4.      Offering by the Underwriter. It is understood that, after the Registration Statement becomes effective, you propose to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

                       5.      Covenants of the Depositor. The Depositor covenants and agrees with you that:

                       (a)      The Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to you of such timely filing.

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                       (b)      The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise you promptly of the effectiveness of the Registration Statement, of any amendment of or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                       (c)      If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act or the Rules and Regulations, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

                       (d)      As soon as practicable, but not later than sixteen months after the date of formation of the Trust, the Depositor will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement if such is required to satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                       (e)      The Depositor will furnish to you copies of the Registration Statement (one of which will include all exhibits), each related Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

                       (f)      The Depositor will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

                       (g)      For a period from the date of this Agreement until the retirement of the Certificates, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Depositor will deliver to you the annual statements of compliance and the annual independent certified public accountants’ reports, if any, furnished to the Trustee pursuant to the Corporate Trust Agreement, as soon as such statements and reports are furnished to the Trustee.

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                       (h)      So long as any of the Certificates is outstanding, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act, the Rules and Regulations thereunder or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

                       (i)      On or before the Closing Date, the Depositor shall, to the extent necessary, cause its records to be marked to show the Trust’s absolute ownership of the Underlying Assets, and from and after the Closing Date the Depositor shall not take any action inconsistent with the Trust’s ownership of such Underlying Assets, other than as permitted by the Corporate Trust Agreement.

                       (j)      To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.

                       6.      Payment of Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriter, (iv) the fees and disbursements of the Depositor’s counsel and accountants, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to you of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (viii) any fees charged by rating agencies for the rating of the Certificates and (ix) the fees and expenses of Orrick, Herrington & Sutcliffe LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 7(g).

                       7.      Conditions of the Obligations of the Underwriter. Your obligation to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

                       (a)      If the Registration Statement has not become effective prior to the Execution Time, unless you agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date, or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

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                       (b)      The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

                       (c)      The [American Stock Exchange (“AMEX”)] [New York Stock Exchange (“NYSE”)] shall have indicated in writing that the Certificates have been approved for listing on the [AMEX] [NYSE] effective upon notice of issuance.

                       (d)      Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Depositor which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the [AMEX] [NYSE], or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                       (e)      You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, addressed to you, dated the Closing Date and substantially in the form of drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

                       (f)      You shall have received an opinion addressed to you of Orrick, Herrington & Sutcliffe LLP, in its capacity as special tax counsel to the Depositor confirming the opinions set forth in the Prospectus Supplement under the heading “United States Federal Income Tax Considerations.”

                       (g)      You shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriter, such opinion or opinions, dated the Closing Date and addressed to you, with respect to the validity of the Certificates and such other related matters as you shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                       (h)      You shall have received an opinion addressed to you and the Depositor of Maples and Calder, counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

                       (i)      You shall have received certificates dated the Closing Date of such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Closing Date, in which such officers shall state that, to the best of their knowledge after

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reasonable investigation, (i) the representations and warranties of the Depositor contained in this Agreement and the Corporate Trust Agreement are true and correct, that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust or the Depositor has occurred, whether or not arising in the ordinary course of business.

                       (j)      The Certificates shall have been rated [ ] by [ ].

                       (k)      The issuance of the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Trust or the Depositor.

                       (l)      The Depositor will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

                       8.      Indemnification and Contribution.

                       (a)      The Depositor agrees to indemnify an hold harmless the Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act o otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to subpoena or governmental inquiry related to the offering of the Certificates, whether or not the Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or through the Depositor specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

                       (b)      The Underwriter will indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, and each person, if

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any, who controls the Depositor, against any losses, claims, damages or liabilities to which the Depositor or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action proceeding; provided, however, the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged a true statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement thereto, in reliance upon and in conformity with writ n information furnished to the Depositor by the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                       (c)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Depositor in the case of parties indemnified

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pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                       (d)      If the indemnification provided f r in this Section 8 is unavailable to or insufficient to indemnify and old harmless an indemnified party under Sect 8(a) or (b) above in respect of any losses, claims, damages or liabilities or actions or proceeding in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect t relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                       The Depositor and Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or 0th r expenses reasonably incurred by such indemnified party in connection with investigating or de ending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within

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the meaning o Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                       (e)      In any action, claim or proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                       (f)      Any losses, claims, ages, liabilities expenses for which an indemnified party is entitled to indemnification contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Depositor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made or on behalf of the Underwriter or any person controlling the Underwriter, the Certificates its directors or officers or any persons controlling the Depositor, (ii) acceptance of any Certificates and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any persons controlling any Underwriter, or to the Depositor shall be entitled to the benefits the indemnity and contribution contained in this Section 8.

                       9.      Defaults of the Underwriter. If the Underwriter defaults in its obligations to purchase the Certificates hereunder on the Closing Date and arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Depositor, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for the Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                       10      No Bankruptcy Petition. The Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor or any Trust which issued the Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

                       11      Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or any of its officers and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter or of the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriter is not

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consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 6 and the respective obligations of the Depositor and the Underwriter pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iii) and (iv) of Section 7(d)), the Depositor will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

                       12.      Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at First Union Securities, Inc. One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0630; and if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Synthetic Fixed-Income Securities, Inc., One First Union Center, 301 S. Tryon Street, 30th Floor, Charlotte, North Carolina 28288-0630. Any such notice will take effect at the time of receipt.

                       13.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

                       14.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                       15.      Applicable Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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                       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

Very truly yours,

SYNTHETIC FIXED-INCOME SECURITIES, INC.

By: Authorized Signatory

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

FIRST UNION SECURITIES, INC.

By: Authorized Signatory

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